Exhibit 10.42

FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of January 8, 2018 by and among PRIMO WATER OPERATIONS, INC. (f/k/a Primo Water Corporation), a Delaware corporation (“Primo”), for itself and as successor by merger to GLACIER WATER SERVICES, INC., a Delaware corporation (“Glacier Water), PRIMO PRODUCTS, LLC, a North Carolina limited liability company (“Products”), PRIMO DIRECT, LLC, a North Carolina limited liability company (“Direct”), PRIMO REFILL, LLC, a North Carolina limited liability company (“Refill”), PRIMO ICE, LLC, a North Carolina limited liability company (“Ice”), GW SERVICES, LLC, a California limited liability company (“GWS” and together with Primo, Products, Direct, Refill and ICE, and any other Subsidiaries of Holdings that thereafter join the Credit Agreement, the “Companies” and each, a “Company”); PRIMO WATER CORPORATION, a Delaware corporation (“Holdings”), the other Credit Parties signatory hereto; the Lenders signatory hereto and GOLDMAN SACHS BANK USA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.           The Credit Parties, Lenders and Administrative Agent are parties to a certain Credit and Guaranty Agreement, dated as of December 12, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Companies;

B.           The Companies have requested that the Lenders amend certain provisions of the Credit Agreement and, subject to the terms and conditions hereof, the Lenders executing this Amendment are willing to do so;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1.           Section 1.1 of the Credit Agreement is hereby amended by replacing “$2,400,000” in clause (i)(g) of the definition of “Consolidated Adjusted EBITDA” with “$4,200,000”.

2.           Section 1.1 of the Credit Agreement is hereby further amended by replacing the defined term “Fee Letter” with the following:

“Fee Letter” means the amended and restated letter agreement dated as of January 8, 2018 among the Companies and Administrative Agent.

3.           Section 6.5 of the Credit Agreement is hereby amended by replacing Section 6.5(z) in its entirety with the following:

(z) so long as (1) no Default or Event of Default is continuing or would result therefrom, (2) as of the date of such Restricted Junior Payment, both before and after giving pro forma effect to such Restricted Junior Payment, Availability (determined based on clause (b) of the definition of “Availability”) shall be greater than zero and (3) with respect to any Restricted Junior Payment made after December 31, 2017, after giving pro forma effect to such payment the Leverage Ratio (determined based on Consolidated Total Debt and Subordinated Indebtedness as of such date and Consolidated Adjusted EBITDA for the most recently ended period of twelve consecutive fiscal months with respect to which financial statements are required to have been delivered under Section 5.1) shall not exceed the Leverage Multiple as of the date of such Restricted Junior Payment, Holdings may either issue additional shares of common Capital Stock or purchase and redeem its Capital Stock, in each case, for the sole purpose of providing proceeds to Equity Interest Option Holders to permit such Equity Interest Option Holders to pay federal, state and provincial income taxes solely arising out of and relating to options and warrants owned by such Equity Interest Option Holders; provided, that, the aggregate amount of issuances, purchases and redemptions under this clause (z) during any Fiscal Year shall not exceed (1)(A) with respect to the Fiscal Year ending December 31, 2017, $2,500,000, (B) with respect to the fiscal year ending December 31, 2018, $9,000,000) and (C) with respect to any fiscal year ending after December 31, 2018, $5,000,000) plus (2) the Additional Tax Amounts with respect to such Fiscal Year, if any

4.            Section 6.8 of the Credit Agreement is hereby amended by replacing Section 6.8(a) in its entirety with the following:

(a)   Fixed Charge Coverage Ratio. Holdings shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2017, to be less than the correlative ratio indicated:

Fiscal Quarter Ended	Fixed Charge Coverage Ratio
March 31, 2017	1.20:1.00
June 30, 2017	1.20:1.00
September 30, 2017	1.20:1.00
December 31, 2017	1.15:1.00
March 31, 2018	1.15:1.00
June 30, 2018	1.15:1.00
September 30, 2018	1.20:1.00
December 31, 2018	1.20:1.00
March 31, 2019	1.25:1.00
June 30, 2019	1.30:1.00
September 30, 2019	1.35:1.00
December 31, 2019	1.35:1.00
March 31, 2020	1.40:1.00
June 30, 2020	1.40:1.00
September 30, 2020	1.40:1.00
December 31, 2020	1.45:1.00
March 31, 2021 and each Fiscal Quarter ending thereafter	1.50:1.00

B.     CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Credit Parties shall have no rights under this Amendment, until Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of counsel to Administrative Agent); and (ii) each of the following documents, in form and substance satisfactory to Administrative Agent:

(a)	executed counterparts to this Amendment from each Company, each other Credit Party, and the Lenders; and

(b)	executed counterparts to the Fee Letter from each Company.

C. REPRESENTATIONS

To induce the Lenders and Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent that:

1.           Each of the Credit Parties and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect;

2.           The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of each Credit Party that is a party hereto; and

3.           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the First Amendment Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

D. OTHER AGREEMENTS

1.     Continuing Effectiveness of Credit Documents. As amended hereby, all terms of the Credit Agreement and the other Credit Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Credit Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

2.     Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Credit Parties of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Credit Parties to the Lenders or any other obligation of the Credit Parties, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Credit Parties, the Guaranty to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty to which such Guarantor is a party.

3.     Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Administrative Agent and the Lenders under the Credit Agreement and the other Credit Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Credit Documents.

4.     Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Credit Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties to the Lenders and Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement.

5.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.     No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Credit Documents or an accord and satisfaction in regard thereto.

7.     Costs and Expenses. The Credit Parties agrees to pay on demand all costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Administrative Agent with respect thereto.

8.     Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, electronic transmission (including delivery of an executed counterpart in .pdf format) shall be as effective as delivery of a manually executed counterpart hereof.

9.     Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. No third party beneficiaries are intended in connection with this Amendment.

10.     Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11.     Release. Each Credit Party hereby releases, acquits, and forever discharges Administrative Agent and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Administrative Agent and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Credit Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Administrative Agent or the Lenders existing or occurring prior to the date of this Amendment or any instrument executed prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Credit Agreement or the other of the Credit Documents, other than claims, liabilities or obligations caused by Administrative Agent's or any Lender's own gross negligence or willful misconduct. The provisions of this paragraph shall be binding upon each Credit Party and shall inure to the benefit of Administrative Agent, the Lenders, and their respective heirs, executors, administrators, successors and assigns.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

PRIMO WATER OPERATIONS, INC.

By:	/s/ David J. Mills
Name: David J Mills
Title: Vice President, Finance

PRIMO PRODUCTS, LLC

By:	/s/ David J. Mills
Name: David J Mills
Title: Vice President, Finance

PRIMO DIRECT, LLC

By:	/s/ David J. Mills
Name: David J Mills
Title: Vice President, Finance

PRIMO REFILL, LLC

By:	/s/ David J. Mills
Name: David J Mills
Title: Vice President, Finance

PRIMO ICE, LLC

By:	/s/ David J. Mills
Name: David J Mills
Title: Vice President, Finance

GW SERVICES, LLC

By:	/s/ David J. Mills
Name: David J Mills
Title: Vice President, Finance

PRIMO WATER CORPORATION

By:	/s/ David J. Mills
Name: David J Mills
Title: Vice President, Finance

GOLDMAN SACHS BANK USA, as Administrative Agent and as a Lender

By:	/s/ Greg Watts
Name: Greg Watts
Title: Authorized Signatory

[Signature Page to First Amendment to Credit and Guaranty Agreement]

AB PRIVATE CREDIT INVESTORS MIDDLE MARKET DIRECT LENDING FUND, L.P., as a Lender

By: AB Private Credit Investors Middle Market Direct Lending Fund G.P. L.P., its General Partner

By:	/s/ Evan Cohen
Name: Evan Cohen
Title: Vice President

[Signature Page to First Amendment to Credit and Guaranty Agreement]

CIBC BANK USA (formerly known as “THE PRIVATEBANK AND TRUST COMPANY”), as a Lender

By:	/s/ James Marsh
Name: James Marsh
Title: Managing Director

[Signature Page to First Amendment to Credit and Guaranty Agreement]

WOODMONT 2017-3 LP

By: MidCap Financial Services Capital Management, LLC, as Collateral Manager

By:	/s/ John O’Dea
Name: John O’Dea
Title: Authorized Signatory

WOODMONT 2017-2 TRUST

By: MidCap Financial Services Capital Management, LLC,
As Collateral Manager

By:	/s/ John O’Dea
Name: John O’Dea
Title: Authorized Signatory

MIDCAP FINANCIAL TRUST

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC
its general partner

By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

[Signature Page to First Amendment to Credit and Guaranty Agreement]